EXHIBIT 7.2
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                                                               Execution Version


                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement is dated as of November 12, 2007, by and among NewStar Financial, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

      WHEREAS, the Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, up to a maximum of $125,000,000 of the Company's Common Stock (as defined below); provided, however, that (i) the purchase by the Purchasers and the sale by the Company to such Purchasers of that number of shares that exceed 19.99% of the shares of Common Stock outstanding immediately prior to any issuance of Common Stock contemplated hereunder (the "Excess Securities") and (ii) the purchase by any Purchaser and the sale by the Company to such Purchaser and its Affiliates of any shares of Common Stock to (and only to) the extent that such Purchaser and its Affiliates would thereafter own a number of shares of Common Stock (assuming the exercise in full by such Purchaser of such securities of the Company that are convertible into or exercisable for shares of Common Stock) in excess of 19.99% of the then outstanding shares of Common Stock (together with the Excess Securities, the "Second Closing Securities"), shall be subject to the Stockholder Approval (as defined below).

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

      "Action" shall have the meaning ascribed to such term in Section 3.1(j).

      "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.




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      "Agreement" means this Securities Purchase Agreement between the parties hereto (including any exhibits and schedules hereto and the Disclosure Schedules) and all amendments hereto made in accordance with the provisions of
Section 5.5.

      "Closing" shall have the meaning ascribed to such term in Section 2.1.

      "Closing Date" means each of the Initial Closing Date and Second Closing Date.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

      "Common Stock Equivalents" means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants, stock appreciation rights, restricted stock units or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

      "Company Counsel" means Edwards Angell Palmer & Dodge LLP with offices located at 111 Huntington Avenue, Boston, Massachusetts 02199.

      "Disclosure Schedules" means the Disclosure Schedules of the Company delivered concurrently herewith.

      "Discussion Time" shall have the meaning ascribed to such term in Section 3.2(f).

      "Effective Date" means the date that the initial Registration Statement is first declared effective by the Commission.

      "Equity Incentive Plan" means (i) any equity incentive, stock option or similar plan and (ii) any other agreement, arrangement, understanding or other document pursuant to which the Company is obligated to grant or issue Common Stock or Common Stock Equivalents to current or former employees in connection with their services to the Company, in each case adopted or approved by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established.

      "Evaluation Date" shall have the meaning ascribed to such term in Section 3.1(q).

      "Excess Securities" shall have the meaning ascribed to such term in preamble to this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "GAAP" shall have the meaning ascribed to such term in Section 3.1(h).



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      "Governmental Authority" shall have the meaning ascribed to such term in
Section 3.1(d).

      "Initial Closing" shall have the meaning ascribed to such term in Section 2.1.

      "Initial Closing Date" shall have the meaning ascribed to such term in
Section 2.1.

      "Law" shall have the meaning ascribed to such term in Section 3.1(d).

      "Legend Removal Date" shall have the meaning ascribed to such term in
Section 4.1(c).

      "Lien" or Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

      "Losses" shall have the meaning ascribed to such term in Section 4.8(a).

      "Material Adverse Effect" means any circumstance, event, occurrence or development that, individually or in the aggregate, would have or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

      "Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

      "Per Share Purchase Price" equals $10.00 (ten dollars), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "Placement Agent" means Citi.

      "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "Proxy Statement" shall have the meaning ascribed to such term in Section 4.7.

      "Purchaser Party" shall have the meaning ascribed to such term in Section 4.8.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.



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      "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of all or part of the Shares.

      "Required Approvals" shall have the meaning ascribed to such term in
Section 3.1(e).

      "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

      "SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

      "Second Closing" shall have the meaning ascribed to such term in Section 2.1.

      "Second Closing Date" shall have the meaning ascribed to such term in
Section 2.1.

      "Second Closing Securities" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Shares" means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

      "Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

      "Stockholders' Agreement" means the Stockholders' Agreement dated as of June 18, 2004 as amended by (i) the First Amendment thereto dated as of August 22, 2005 (ii) the Second Amendment thereto dated as of June 5, 2006 (iii) the Third Amendment thereto dated as of December 12, 2006 and (iv) the Fourth Amendment thereto dated as of March 26, 2007.

      "Stockholder Approval" shall have the meaning ascribed to such term in
Section 4.7.

      "Stockholder Meeting" shall have the meaning ascribed to such term in
Section 4.7.

      "Subscription Amount" means, as to each Purchaser, the aggregate amount to be paid for Shares purchased hereunder set forth opposite such Purchaser's name on Exhibit A-1 and Exhibit A-2 under the heading "Subscription Amount," in United States dollars and in immediately available funds.

      "Subsidiary" and collectively, "Subsidiaries" means a subsidiary of the Company.

      "Trading Day" means a day on which the Common Stock is traded on a Trading Market.



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      "Trading Market" means the following markets or exchanges on which the
Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange.

      "Transaction Document" and collectively, the "Transaction Documents" means this Agreement and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      "Transfer Agent" means The Bank of New York and any successor transfer agent of the Company.

      "U.S." means the United States of America.


                                   ARTICLE II.

                                PURCHASE AND SALE

2.1 Closings. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase at the Per Share Purchase Price (a) the Shares set forth opposite such Purchaser's name on Exhibit A-1 at a closing (the "Initial Closing") to take place at 10:00 a.m. (Eastern time) on the later to occur of
(i) the twelfth Trading Day after the date hereof and (ii) the first Trading Day following the satisfaction or waiver of the conditions set forth in Section 2.3 of this Agreement (other than those conditions that by their nature are to be satisfied at the Initial Closing, but subject to satisfaction or waiver thereof) and (b) the Shares set forth opposite such Purchaser's name on Exhibit A-2 at a closing (the "Second Closing" and, together with the Initial Closing, each a "Closing") to take place at 10:00 a.m. (Eastern time) on the third Trading Day following the satisfaction or waiver of the conditions set forth in Section 2.3 of this Agreement (other than those conditions that by their nature are to be satisfied at the Second Closing, but subject to satisfaction or waiver thereof). The date on which the Initial Closing is to occur is referred to herein as the "Initial Closing Date" and the date on which the Second Closing is to occur is referred to herein as the "Second Closing Date." The Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. The Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2   Deliveries.

      (a) On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

            (i)   this Agreement duly executed by the Company;

            (ii) a legal opinion of Company Counsel dated as of the Initial Closing Date, in the form of Exhibit C attached hereto;

            (iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing the number of its respective Shares as set forth


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      opposite such Purchaser's name on Exhibit A-1 hereto, registered in the name of such Purchaser;

            (iv) the Registration Rights Agreement duly executed by the Company; and

            (v) a certificate, dated as of the Initial Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 2.3(b)(i) and
      (ii).

      (b) On or prior to the Second Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

            (i) a legal opinion of Company Counsel dated as of the Second Closing Date, in the form of Exhibit C attached hereto

            (ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing the number of its respective Shares as set forth opposite such Purchaser's name on Exhibit A-2 hereto, registered in the name of such Purchaser;

            (iii) a certificate, dated as of the Second Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 2.3(b)(i) and
      (ii).

      (c) Prior to each of the Initial Closing Date and the Second Closing Date, respectively, the Company shall deliver to the custodian for each Purchaser a certificate evidencing the number of its respective Shares, registered in such names as set forth (i) opposite such Purchaser's name on Exhibit A-1 hereto with respect to the Initial Closing and (ii) as set forth opposite such Purchaser's name on Exhibit A-2 hereto with respect to the Second Closing.

      (d) On or prior to the Initial Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

            (i)   this Agreement duly executed by such Purchaser; and

            (ii) the Registration Rights Agreement duly executed by such Purchaser.

      (e) On or prior to each of the Initial Closing Date and the Second Closing Date, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser's Subscription Amount to be purchased at such Closing as set forth on Exhibit A-1 and Exhibit A-2, respectively, by wire transfer to the account as specified in writing by the Company.

2.3   Closing Conditions.

      (a) The obligations of the Company hereunder with respect to each Closing with a given Purchaser are subject to the following conditions being met:



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            (i)   the representations and warranties of such Purchaser that are contained herein and (A) that are qualified by materiality or Material Adverse Effect shall be true when made and on the Initial Closing Date and the Second Closing Date, respectively, (except for representations and warranties that speak as of a specific date which shall be accurate as of such date), and (B) that are not qualified by materiality or Material Adverse Effect shall be accurate in all material respects when made and on each of the Initial Closing Date and the Second Closing Date, respectively, (except for representations and warranties that speak as of a specific date which shall be accurate in all material respects as of such date);

            (ii) all obligations, covenants and agreements of such Purchaser required to be performed at or prior to each of the Initial Closing Date and Second Closing Date shall have been performed;

            (iii) the delivery by such Purchaser of the items set forth in
      Section 2.2(c) and 2.2(d) of this Agreement;

            (iv)  no Law shall prohibit the consummation of the Closing; and

            (v) with respect to the Second Closing Date only, the Company shall have obtained the Stockholder Approval.

      (b) The respective obligations of each Purchaser hereunder with respect to each Closing are subject to the following conditions being met:

            (i) the representations and warranties of the Company that are contained herein and (A) that are qualified by materiality or Material Adverse Effect shall be true when made and on the Initial Closing Date and the Second Closing Date, respectively, (except for representations and warranties that speak as of a specific date which shall be accurate as of such date), and (B) that are not qualified by materiality or Material Adverse Effect shall be accurate in all material respects when made and on each of the Initial Closing Date and the Second Closing Date, respectively, (except for representations and warranties that speak as of a specific date which shall be accurate in all material respects as of such date);

            (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to each of the Initial Closing Date and the Second Closing Date shall have been performed;

            (iii) the delivery by the Company of the items set forth in Section 2.2(a) and 2.2(b) of this Agreement;

            (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

            (v) from the date hereof to each of the Initial Closing Date and the Second Closing Date, respectively, trading in the Common Stock shall not have been suspended by the Commission or the Company's principal Trading Market (except for any suspension of trading of limited duration


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      agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing;

            (vi) the Shares shall have been approved for listing on the Trading Market subject to official notice of issuance;

            (vii) no Law shall prohibit the consummation of the Closing;

            (viii) with respect to the Initial Closing Date only, the Company receives funds in an aggregate amount of at least $72,480,800, which amount includes at least $17,395,390 from an unaffiliated Purchaser that does not currently hold Common Stock;

            (ix) with respect to the Second Closing Date only, the Company receives funds in an aggregate amount of at least $52,519,200, which amount includes at least $12,604,610 from an unaffiliated Purchaser that does not currently hold Common Stock; and

            (x) with respect to the Second Closing Date only, the Company shall have obtained the Stockholder Approval.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation otherwise made herein that it expressly claims to qualify and any other representation or warranty to the extent that the relevance of the disclosed matter to that representation or warranty is readily apparent, the Company hereby makes the following representations and warranties to each Purchaser on the date hereof and on each Closing Date:

      (a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. There are no outstanding options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock of or other equity interests in, or any securities convertible into or exchangeable for any capital stock of or


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equity interests in, any Subsidiary. There are no outstanding obligations of the
Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests in any Subsidiary. Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company or any Subsidiary owns, of record or beneficially, any material direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

      (b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority, including all necessary governmental licenses, authorizations and permits, to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted or, to the Company's knowledge, has been threatened by any Governmental Authority, in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

      (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when executed and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

      (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) require any consent (other than the Stockholder Approval) or other action by any Person under, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien


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upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, permit, license, order, judgment, injunction, decree or other restriction (a "Law") of any court or governmental, administrative, regulatory or Trading Market authority to which the Company or a Subsidiary is subject (each a "Governmental Authority") (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

      (e) Filings, Consents and Approvals; Committee Approval. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than
(i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with, and the declaration of effectiveness by, the Commission of the Registration Statement, (iii) filings with the Commission pursuant to Rule 14a-6 of the Exchange Act, (iv) application(s) and notification(s) to each applicable Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws; and
(vi) with respect to the Second Closing, the Stockholder Approval (collectively, the "Required Approvals"). A special committee of the Board of Directors has (i) determined that it is advisable and in the best interest of the Company to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and
(iii) resolved to recommend that the stockholders of the Company approve the transactions contemplated hereby.

      (f) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

      (g) Capitalization. The authorized capital stock of the Company consists of 180 million shares of capital stock, classified as (i) 50 million shares of preferred stock, par value $0.01 per share, of which 25 million shares have been designated Series A Convertible Preferred Stock, (ii) 120 million shares of common stock, par value $0.01 per share, and (iii) 10 million shares of class A common stock, par value $0.01 per share. As of September 30, 2007, there were outstanding 36,254,443 shares of Common Stock, 1,452,656 warrants to subscribe for an aggregate of 1,452,656 shares of Common Stock (all of which warrants were exercisable) and employee stock options to purchase an aggregate of 3,353,279 shares of Common Stock (of which options to purchase an aggregate of 1,568,162


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shares of Common Stock were exercisable). Since September 30, 2007 through the date of this Agreement, other than in connection with the issuance of shares of Common Stock pursuant to the exercise of warrants or stock options outstanding as of September 30, 2007 and employee stock options to purchase an aggregate of 15,000 shares of Common Stock granted after September 30, 2007, there has been no change in the number of outstanding shares of Common Stock or in the number of outstanding warrants or employee stock options. Except with respect to certain registration rights granted pursuant to the Stockholders' Agreement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as described in this Section 3.1(g), as set forth in the SEC Reports, pursuant to an Equity Incentive Plan or as a result of the purchase and sale of the Shares as contemplated by this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares.

      (h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), as of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period that the Company was required to file such materials) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents) that requires the filing of a Form 8-K after the Closing. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Reports.

      (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or on Schedule 3.1(i),
(i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than
(A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities, except pursuant to an Equity Incentive Plan (vi) the Company has not made any amendment to its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise), (viii) neither the Company nor any Subsidiary has entered into any settlement, or offer or proposal to settle, (x) any material Proceeding involving or against the Company or any Subsidiary, (y) any stockholder litigation or dispute against the Company or any of its officers or directors or
(z) any Proceeding or dispute that relates to the transactions contemplated by the Transaction Documents. The Company does not have pending before the Commission any request for confidential treatment of information.

      (j) Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, or other Governmental Authority (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

      (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Authority, or (iii) is or has been in violation of any Law, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

      (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

      (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens (i) that do not materially affect the value of such property and (ii) that do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects. Neither the Company nor any Subsidiary owns any real property.

      (o) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

      (p) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or pursuant to the Transaction Documents, none of the executive officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements and restricted stock unit agreements under any Equity Incentive Plan.

      (q) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on its most recent evaluation of internal accounting controls prior to the date hereof, to the Company's auditors and audit committee (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by the Company's most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company's internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected the Company's internal control over financial reporting. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

      (r) Certain Fees. Except as set forth on Schedule 3.1(r), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

      (s) Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

      (t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (u) Registration Rights. Except as set forth on Schedule 3.1(u), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

      (v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements and the consummation of the transactions contemplated by the Transaction Documents do not violate the Marketplace Rules of the Nasdaq Stock Market.

      (w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate or articles of incorporation, bylaws (or other organizational or charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Shares and the Purchasers' ownership of the Shares.

      (x) Disclosure. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      (y) No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated or aggregated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

      (z) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, (i) the Company and each Subsidiary has accurately and timely filed all federal, state and foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) the Company and each Subsidiary has paid or accrued all taxes shown as due thereon, or, where payment is not due yet, has established in accordance with GAAP an adequate accrual for all material taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items in their respective books and (iii) there is no tax deficiency in any material amount which has been asserted or threatened against the Company or any Subsidiary.

      (aa) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

      (bb) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has
(i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

      (cc) No Disagreements with Accountants. Our independent registered public accounting firm has informed us that there are no disagreements of any kind presently existing between the Company and the independent registered public accounting firm employed by the Company.

      (dd) Acknowledgment Regarding Purchasers' Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser, any Affiliate thereof or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Shares. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

      (ee) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Shares.

      (ff) Form Eligibility. The Company is not an "ineligible issuer" (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Shares for resale by the Purchasers on a registration statement on Form S-1 under the Securities Act. The Company is subject to the reporting requirements of the Exchange Act, and has filed all reports required thereby. Provided none of the Purchasers is deemed to be an underwriter with respect to any Shares, to the Company's knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant's consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-1 under the Securities Act registering the Shares for public resale as contemplated in the Registration Rights Agreement.

      (gg) Equal Treatment of Purchasers. Except as set forth on Schedule 3.1(gg), the Company has not entered into any Transaction Document (including without limitation any letter agreement) with any Purchaser that amends, supplements or otherwise modifies the terms of the Transaction Documents.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

      (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except in relation to enforceability (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

      (b) Own Account. Such Purchaser understands that the Shares are "restricted securities" and have not been registered under the Securities Act or any applicable state or other securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state or other securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state or other securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser's right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state or other securities law. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

      (c) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. No Purchaser is required to be registered as a broker-dealer under Section 15 of the Exchange Act.

      (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

      (e) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

      (f) Short Sales and Confidentiality Prior to the Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any transaction, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof ("Discussion Time"). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

      (g) Filings, Consents and Approvals. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents, including without limitation that it is not required to make any filings or obtain any approvals under the Hart-Scott-Rodino Antitrust and Improvements Act of 1976, other than any filings required pursuant to Section 13 or Section 16 of the Exchange Act.

      (h) Provision of Information. Such Purchaser has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares and the finances, operations and business of the Company; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

      (i) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by such Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

      (j) Acknowledgement. Each Purchaser acknowledges that the Company has relied upon the representations and warranties of the Purchasers set forth in
Section 3.2 in its determination that no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated by this Agreement.


                                   ARTICLE IV.

                         OTHER AGREEMENTS OF THE PARTIES

4.1   Transfer Restrictions.

      (a) Each of the Purchasers agrees that its Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares, other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, other than pursuant to an effective registration statement or Rule 144, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

      (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of its Shares in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

      (c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends. Notwithstanding the foregoing, the Company shall not be required to remove any legends until all Shares represented by a single certificate are no longer subject to restrictions. If only a portion of the Shares represented by any single certificate are subject to restrictions, the holder of the certificate may request, or the Company may require, that such certificate be cancelled and two new certificates be issued. One certificate shall represent, and be in the amount of, Shares not subject to restrictions and shall bear no legend and the second certificate shall represent, and be in the amount of, Shares subject to restrictions and shall bear an appropriate legend. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser's prime broker or custodian bank with the Depository Trust Company system.

      (d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Furnishing of Information. As long as any Purchaser owns Shares and the Company remains subject to the requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity; Notice of Certain Events. The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and filing the Transaction Documents as exhibits thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Each party hereto shall promptly notify the other parties hereof of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or such Purchaser and any of its Affiliates that relate to the consummation of the transactions contemplated by this Agreement; (iv) any inaccuracy of any representation or warranty of that party contained in this Agreement at any time during the term hereof that could reasonably be expected to cause any condition set forth in Section 2.3 not to be satisfied; and (v) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), or to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.7 Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the "Stockholder Meeting") a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the Commission (the "Proxy Statement") soliciting each such stockholder's affirmative vote at the Stockholder Meeting, which meeting shall be called promptly but in no event later than 90 days from the date hereof, for approval of resolutions approving the Company's issuance of all Second Closing Securities (the "Stockholder Approval") in accordance with the law and the rules and regulations of Nasdaq and the Delaware General Corporation Law, and the Company shall use its reasonable efforts to solicit its stockholders' approval of such resolutions. Notwithstanding any other provision of this Agreement, no Second Closing Securities shall be issued under this Agreement to any Purchaser prior to Stockholder Approval (which, for this purpose shall not include the vote of any shares acquired by such Purchaser in the Initial Closing) except in accordance with the rules and interpretations of Nasdaq. The Company and the Purchasers shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, and (ii) in taking such actions or making any such filings, furnishing information required in connection with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers. The Purchasers and their counsel shall be given no less than three Trading Days to review and comment on the Proxy Statement before that document (or any amendment thereto) is filed with the Commission, and reasonable and good faith consideration shall be given to any comments made by such party and its counsel. Each of the Purchasers and the Company shall provide the other party and its counsel with (x) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the

Commission or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (y) a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the Commission.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8(a), the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur, it being understood and agreed that such losses and damages are not limited to out-of-pocket expenses (collectively "Losses") as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or
(b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is principally based upon any one or more of the following: (i) a breach of such Purchaser's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or (ii) any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser that is determined by a final judgment of a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct; provided that, for the sake of clarity, the Company shall advance any expenses actually and reasonably incurred by or on behalf of any Purchaser Party in connection with a Proceeding promptly after receipt by the Company of a reasonably detailed invoice therefor, but the relevant Purchaser Party(ies) shall reimburse the Company for all amounts so advanced by the Company if and only to the extent that a court of competent jurisdiction shall have finally determined that the relevant Purchaser Party's conduct constituted fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing (provided, that the failure of any Purchaser Party to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Company), and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party if the Company acknowledges in writing its obligation to indemnify such Purchaser Party hereunder for any Losses that may result from such action. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to acknowledge in writing its obligation to indemnify such Purchaser Party hereunder or to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed, if the Company has previously acknowledged in writing its obligations to indemnify such Purchaser Party hereunder against Losses that may result from such action; or
(ii) to the extent, but only to the extent that any Losses are proximately caused by (A) any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, (B) any violations by the Purchaser of state or federal securities laws or (C) any conduct by such Purchaser that has been finally determined by a court of competent jurisdiction to have constituted fraud, gross negligence or willful misconduct. The Company shall obtain the prior written consent of the relevant Purchaser Party(ies) before entering into any settlement of any third party claim if the settlement does not release the relevant Purchaser Party(ies) from all liabilities and obligations with respect to such claim or the settlement imposes injunctive or other equitable relief against the relevant Purchaser Party(ies).

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.10 Listing of Common Stock. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company shall use its reasonable best efforts to cause the Shares to be approved for listing on the Trading Market, subject to official notice of issuance, prior to the respective Closing Date.

4.11 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

4.12 Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate or other Person acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the beginning of the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until the later of (i) such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4 and (ii) such time as any material non-public information provided to a Purchaser is disclosed or ceases to be material, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

4.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser. Each Purchaser shall take all commercially reasonable actions that are reasonably requested by the Company related to, or to effectuate, the filing of a Form D or any filing required pursuant to the "Blue Sky" laws of the states of the United States which, for purposes of clarity, shall not include the payment of any fees by such Purchaser.

4.14 Investment Company. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.


                                   ARTICLE V.

                                  MISCELLANEOUS

5.1   Termination.

      (a) This Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if (i) the Initial Closing has not occurred on or before the date 30 Trading Days after the date of this Agreement or (ii) as described below in paragraph (b) with respect to the Second Closing; provided, however, that the right to terminate this Agreement under this Section 5.1 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 5.1 shall affect the right of any party to sue for any breach by the other party (or parties).

      (b) A Purchaser's obligations under this Agreement with respect to the Second Closing may be terminated by such Purchaser, without any effect whatsoever on the Company's other obligations hereunder to such Purchaser (including without limitation Section 4.8) and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties if: (i) between the date hereof and the Second Closing: (A) the Company shall have breached any of its representations, warranties, covenants or obligations contained herein, which breach would result in the failure to satisfy any condition set forth in Section 2.3(b) at the time of the Second Closing and which the Company would be incapable of curing prior to the Second Closing Date or (ii) the Second Closing shall not have been consummated on or before the earlier of (A) the date that is 15 Trading Days after the date that the Company obtains the Stockholder Approval and (B) on or before the date that is 120 calendar days after the date of this Agreement.

      (c) Sections 5.2, 5.3, 5.6, 5.8 and 5.9 shall survive any termination hereof pursuant to this Section 5.1.

5.2 Fees and Expenses. Except as set forth in this Section 5.2, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay (i) the reasonable out-of-pocket expenses incurred by the Purchasers (including reasonable fees and expenses of their counsel) up to $300,000 on a pro rata basis in accordance with their relative Subscription Amounts based upon reasonably detailed invoices therefor and (ii) all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 75% of the Shares then held by the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided that (i) any amendment of any of Sections 2.2, 2.3, 3.2, 4.1, 4.2, 4.3, 4.4, 4.5, 4.8, 4.10, 4.11, 4.12, 5.1,
this Section 5.5 or the amount payable by any Purchaser for its Shares can only be effected by a written instrument signed by the Company and each Purchaser and
(ii) no amendment to this Agreement that treats any Purchaser disparately by its terms (as opposed to its effect) from the other Purchasers may be effected without the consent of the disparately affected Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares or rights to acquire Shares hereunder, provided such transferee agrees in writing to be bound, with respect to the transferred Shares and in all other respects bound to the terms of this Agreement, by the provisions of the Transaction Documents that apply to the "Purchasers."

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (i) as otherwise set forth in Section 4.8 and (ii) the Placement Agent is an intended third party beneficiary of Article III hereof.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the substantially prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares until the 2 year anniversary of the Closing Date. Notwithstanding the preceding sentence, any breach of representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the inaccuracy or breach thereof shall have been given in writing to the party against whom indemnity may be sought prior to such time.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document or any breach of any representation or warranty of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Company Counsel. Company Counsel does not represent any of the Purchasers but only the Company. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18 Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.


                            (Signature Pages Follow)

SIGNATURE PAGE                                  DATE SIGNED:  NOVEMBER 12, 2007
--------------

PURCHASER



------------------------------------    ------------------------------------
Signature                               Second Signature (if purchasing jointly)


------------------------------------    ------------------------------------
Printed Name                            Printed Second Name


------------------------------------    ------------------------------------
Entity Name                             Entity Name


------------------------------------    ------------------------------------
Address                                 Address


------------------------------------    ------------------------------------
City, State and Zip Code                City, State and Zip Code


------------------------------------    ------------------------------------
Telephone-Business                      Telephone--Business


------------------------------------    ------------------------------------
Facsimile-Business                      Facsimile--Business


------------------------------------    ------------------------------------
Tax ID # or Social Security #           Tax ID # or Social Security #


Name in which Shares should be issued:
                                        ------------------------------------

  ============================================================================

This Securities Purchase Agreement is agreed to and accepted as of November 12, 2007.

                                    NEWSTAR FINANCIAL, INC.

                                    By:    /s/  Timothy J. Conway
                                        ------------------------------------
                                        Name:  Timothy J. Conway
                                        Title: Chairman and Chief Executive
                                               Officer

                            CERTIFICATE OF SIGNATORY

(To be completed if Shares are being subscribed for by an entity)



            I,______________________________, am the ___________________________

of _____________________________________________ (the "Entity").


      I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Shares, and certify further that the Securities Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

      IN WITNESS WHEREOF, I have set my hand this___ day of November 2007.



                                        ------------------------------------
                                                    (Signature)

                                                                     EXHIBIT A-1
                                                                     -----------


               SCHEDULE OF PURCHASERS FOR THE INITIAL CLOSING

--------------------------------------------------------------------------------
         PURCHASER                    SHARES              SUBSCRIPTION AMOUNT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           TOTAL                    7,248,080
           -----                    ---------
--------------------------------------------------------------------------------

                                                                     EXHIBIT A-2
                                                                     -----------

                  SCHEDULE OF PURCHASERS FOR THE SECOND CLOSING

--------------------------------------------------------------------------------
         PURCHASER                    SHARES              SUBSCRIPTION AMOUNT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           TOTAL                    5,251,920
           -----                    ---------
--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                          REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT C
                                                                       ---------


                       FORM OF OPINION OF COMPANY COUNSEL

      1. The Company is validly existing as a corporation and in good standing under Delaware law with the corporate power and authority to own and use its properties and assets and to conduct its business as currently conducted.

      2. The Company has the corporate power and authority to (a) execute, deliver and perform the Transaction Documents, (b) issue, sell and deliver the Shares and (c) carry out and perform its obligations under the Transaction Documents and consummate the transactions contemplated thereby.

      3. The Transaction Documents have been duly and validly executed and delivered by the Company. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including without limitation, the issuance of the Shares, have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company according to their terms.

      4. Subject to the accuracy of the Purchasers' representations set forth in Section 3.2 of the Purchase Agreement, no approval, authorization, waiver, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for the filing of a Form D with the Commission and such other filings required under applicable state securities laws and we express no opinion with respect to the rules of the NASD.

      5. The Shares have been duly authorized and, when paid for and issued in accordance with the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

      6. Subject to the accuracy of the Purchasers' representations set forth in Section 3.2 of the Purchase Agreement, the offer and sale of the Shares to the Purchasers in accordance with the terms of the Purchase Agreement is exempt from the registration requirements of Section 5 of the Securities Act and from the securities registration and qualification requirements of all applicable state securities laws.

      7. The execution, delivery and performance by the Company, and the compliance by the Company with the terms of the Transaction Documents and the issuance, sale and delivery of the Shares pursuant to the Transaction Documents will not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement or instrument that is included as an exhibit to the SEC Reports, or (c) violate any order, writ, judgment or decree known to us to which the Company is a party or is subject.